Exhibit 99.1
Aspect Software Sets Date for Third Quarter of 2013 Earnings Conference Call
Date: 11/15/2013, Phoenix, Arizona
Aspect Software, a leading provider of fully-integrated customer interaction management, workforce optimization, and back-office solutions, will conduct a conference call with analysts to discuss its third quarter of 2013 results and business outlook on November 19 at 10:00 a.m. Eastern time.
To listen to the conference call, please visit this link www.media-server.com/m/p/s2q2e8hw or call (888) 734-0328 Conference ID: 11732998.
Playback of the conference call will be available on www.aspect.com.
About Aspect
Aspect’s fully-integrated solution unifies the three most important facets of modern contact center management: customer interaction management, workforce optimization, and back-office. We help the world’s most demanding contact centers seamlessly align their people, processes and touch points to deliver remarkable customer experiences. For more information, visit www.aspect.com.
Follow Aspect on Twitter at @AspectSoftware. Read our blogs at http://blogs.aspect.com.
Aspect, the Aspect logo, are either trademarks or registered trademarks of Aspect Software, Inc., in the United States and/or other countries. The names of other companies and products mentioned herein may be the trademarks of their respective owners.
Forward Looking Statements
Certain statements contained in this document are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the benefits of the proposed transaction and combined company, including future synergies, plans, objectives, expectations and intentions and other statements relating to the proposed transaction and the combined company that are not historical facts. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to Aspect, Voxeo and the combined company after completion of the proposed business combination.
A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (2) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; (3) costs related to the proposed business combination; (4) changes in applicable laws or regulations; (5) the possibility that Aspect may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated in Aspect's filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Aspect and Voxeo undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
For more information, please contact:
Tim Dreyer
Aspect
Tel: 630 227 8312
tim.dreyer@aspect.com